Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Enstar Group Limited
(Exact Name of Registrant as Specified in its Charter)

Enstar Finance LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(2)	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares of Enstar Group Limited	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Equity	Preference Shares of Enstar Group Limited	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Other	Depositary Shares of Enstar Group Limited(3)	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Debt	Debt Securities of Enstar Group Limited	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Other	Purchase Contracts and Units of Enstar Group Limited	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Other	Warrants of Enstar Group Limited	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Other	Units of Enstar Group Limited(4)	Rule 456(b) and Rule 457(r)	—	—	—	—	—
	Debt	Debt Securities of Enstar Finance	Rule 456(b) and Rule 457(r)	—	—	—	—	—
	Other	Guarantees Issued by Enstar Group Limited of Enstar Finance Debt Securities(5)	Rule 456(b) and Rule 457(r)	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts(6)					—		(2)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							(2)

(1)
An indeterminate aggregate offering price and amount of securities of each class as may from time to time be offered at indeterminate prices and sold by (a) Enstar Group Limited and (b) Enstar Finance LLC (“Enstar Finance”) is being registered pursuant to this registration statement. Also includes an indeterminate amount of securities as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other securities that provide for conversion or exchange into such securities, upon exercise of warrants for such securities or upon settlement of purchase contracts. Separate consideration may or may not be received for securities issuable upon such conversion, exchange, exercise or settlement.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of the registration fee.
(3)	To be represented by depositary receipts representing an interest in all or a specified portion of an ordinary share or preference share.
(4)	Consists of an indeterminate number of units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.
(5)	No separate consideration will be received for the guarantees of the Enstar Finance debt securities.
(6)	The securities registered hereunder may be sold separately or in a combination with other securities registered hereby.